                                                                     EXHIBIT 3.1
                                                                     -----------

                           ARTICLES OF INCORPORATION
                                      OF
                        COMMERCIAL FEDERAL CORPORATION


     The undersigned natural person of majority age, acting as the incorporator of a corporation under the Nebraska Business Corporation Act, adopts the following Articles of Incorporation for such corporation:

                                   ARTICLE I
                                   ---------

     The name of the corporation is Commercial Federal Corporation.

                                  ARTICLE II
                                  ----------

     The corporation shall have perpetual existence.

                                  ARTICLE III
                                  -----------

     The purposes for which the corporation is organized are as follows:

          1. To purchase, lease, or otherwise acquire, own, mortgage, pledge, encumber, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with, real and personal property, including the capital stock of Commercial Federal Savings and Loan Association or other corporations, of every class and description.

          2. To make and perform contracts of every kind and description made for any lawful purpose with any person, firm, association, or corporation, either public or private, or with any government or agency thereof.

          3. To act as agent or broker for insurance companies in soliciting and receiving applications for fire, casualty, motor vehicle, accident, health, hospitalization, group, liability, theft, surety, credit annuities, and life insurance, and all other kinds of insurance and reinsurance, and all kinds of bonds and surety agreements, the collection of premiums, and doing such other business as may be delegated to agents or brokers by such companies and to conduct a general insurance agency and insurance brokerage business.

          4. At the discretion of the corporation's Board of Directors, to make capital contributions to Commercial Federal Savings and Loan Association, a federal capital stock savings and loan association, or any other corporation, whether or not the corporation receives any stock or other property in exchange for such contributions.

          5. To engage in and transact fully and to the same extent as natural persons might or could do in any part of the world, any and all lawful business for which a corporation may be incorporated under the Nebraska Business Corporation Act, as amended from time to time.

                                  ARTICLE IV
                                  ----------

     The aggregate number of shares of common stock which this corporation shall have authority to issue is 25,000,000 shares, having a par value of $0.01 each.

     The aggregate number of shares of preferred stock which this corporation shall have authority to issue is 10,000,000 shares, having a par value of $0.01 each. Preferred stock shall be issued in one or more series. Each series shall be designated by the Board of Directors so as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors may by resolution from time to time divide shares of preferred stock into series and fix and determine the number of shares and the relative rights and preferences of the shares or any series so established, including but not limited to the following relative rights and preferences, in respect of any or all of which there may be variations between different series, namely, the rate of dividend including the date from which dividends shall be cumulative, the price at, and the terms and conditions on which, shares may be redeemed, the amounts payable on shares in the event of voluntary or involuntary liquidation, sinking fund provisions for the redemption or purchase of shares in the event shares of any series are issued with sinking fund provisions, and the terms and conditions on which the shares of any series are issued with the privilege of conversion.

     All transfers of the shares of this corporation shall be made in accordance with the provisions of the By-Laws of the corporation.

                                   ARTICLE V
                                   ---------

     No shareholder of the corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire shares or other securities of the corporation, whether now or hereafter authorized or issued.

                                  ARTICLE VI
                                  ----------

     To the extent permitted by law, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including to the extent permitted by law an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, or other enterprise or as a trustee, officer, employee, or agent of an employee benefit plan, against expenses, including attorney fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     In addition to and not in limitation of any of the provisions set forth above, an outside director shall not be personally liable to the corporation, or its shareholders for monetary damages for breach of fiduciary duty as a director, and the corporation to the full extent permitted by law shall indemnify any such outside director against monetary damages, including attorney fees for such breach. This provision shall not eliminate or limit the liability of an outside director for: (a) Any act or omission not in good faith which involves intentional misconduct or a knowing violation of the law; (b) Any transaction from which the outside director derived an improper direct or indirect financial benefit; (c) Paying a dividend or approving a stock repurchase which was in violation of the Nebraska Business Corporation Act; (d) Any act or omission which violates a declaratory or injunctive order obtained by the corporation or its shareholders; and (e) Any act or omission occurring prior to the date this provision becomes effective as a part of the Articles of Incorporation. For purposes of this paragraph, an outside director shall mean a member of the Board of Directors of the corporation who is not an officer or a person who may control the conduct of the corporation through management agreements, voting trusts, directorships in related corporations or any other device or relationship.

     To the extent permitted by law, the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

     The indemnity provided for by this Article VI shall not be deemed to be exclusive of any other rights to which those indemnified may be otherwise entitled, nor shall the provisions of this Article VI be deemed to prohibit the corporation from extending its indemnification to cover other persons or activities to the extent permitted by law or pursuant to any provisions in the Bylaws.

                                  ARTICLE VII
                                  -----------

     The property, business, and affairs of the corporation shall be managed and controlled by the Board of Directors. The number of directors of the corporation shall be nine (9).

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                                 ARTICLE VIII
                                 ------------

     The Board of Directors shall be divided into three (3) classes: Class I, Class II, and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual meeting of the shareholders following the annual meeting at which such director was elected; provided, however, that the directors initially elected to Class I shall serve for a term ending at the annual meeting next following the first annual meeting of shareholders, the directors initially elected to Class II shall serve for a term ending at the second annual meeting next following the first annual meeting of shareholders, and the directors initially elected to Class III shall serve for a term ending at the third annual meeting following the first annual meeting of shareholders. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified or disabled, or otherwise be removed.

     At such annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

                                  ARTICLE IX
                                  ----------

     Notwithstanding any provision of the By-Laws of the corporation and the fact that some lesser shareholder vote may be permitted by law, any director or the entire Board of Directors of the Corporation may be removed at any time, but only by the affirmative vote of the holders of seventy-five percent (75%) or more of the shares entitled to vote thereon; provided, however, that such outstanding shares would be entitled to vote generally, other than in the election of directors.

                                   ARTICLE X
                                   ---------

     Any vacancy in the office of a director shall be filled by the vote of the remaining directors, even if less than a quorum, or by a sole remaining director. Any directors so chosen shall hold office until the next election of the class for which such directors have been chosen and until their successors shall be elected and qualified.

     Any newly created directorship resulting from any increase in the number of directors may be filled by the Board of Directors, acting by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director; and any directors so chosen shall hold office until the next election of the class for which such directors have been chosen and until their successors shall be elected and qualified.

                                  ARTICLE XI
                                  ----------

     Special meetings of the shareholders of the corporation for any purpose may be called at any time by the Board of Directors by a majority of the members of the Board of Directors, by the holders of seventy-five percent (75%) or more of the shares entitled to vote at such meeting, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the By-Laws of the corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

                                  ARTICLE XII
                                  -----------

     A. As required by the Rules and Regulations of the Federal Home Loan Bank Board, for a period of three (3) years from the effective date of the completion of the conversion of Commercial Federal Savings and Loan Association, which will then become a wholly-owned subsidiary of the corporation, from a federally-chartered mutual to a federally-chartered stock savings and loan association, no person shall, directly or indirectly, offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of the outstanding common stock of the corporation, without the prior written approval of the Federal Savings and Loan Insurance Corporation.

     In the event any person, directly or indirectly, acquires beneficial ownership of more than ten percent (10%) of the common stock of the corporation without the prior written approval of the Federal Savings and Loan Insurance Corporation as required above, the common stock beneficially owned by such person referred to above in excess of ten percent (10%) shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders of the corporation for a vote.

     B. For a period of five (5) years from the effective date of the completion of the conversion of Commercial Federal Savings and Loan Association, which will then become a wholly-owned subsidiary of the corporation, from a federally-chartered mutual to a federally-chartered stock savings and loan association, no person shall, directly or indirectly, offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of the outstanding common stock of the corporation, without the prior approval of three-quarters (3/4) of the members of the Board of Directors excluding any members who became directors after the time when over ten percent (10%) of the common stock was acquired.

     In the event any person, directly or indirectly, acquires beneficial ownership of more than ten percent (10%) of the common stock of the corporation without the prior approval of the Board of Directors as required above, the common stock beneficially owned by such person referred to above in excess of ten percent (10%) shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders of the corporation for a vote except to the extent such shares shall be entitled to vote for the election of directors as required by statute.

     C.  For purposes of this Article, the following definitions shall apply.

          1. The term "person" means an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate, or any other group formed for the purpose of acquiring, holding, or disposing of securities of an insured institution or its parent corporation.

          2. The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request for invitation for tenders of the corporation's stock.

          3. The term "group acting in concert" includes persons seeking to combine or pool their voting or other interests in the corporation's outstanding shares for a common purpose, pursuant to any contract, understanding, relationship, agreement, or other arrangement, whether written or otherwise.

                                 ARTICLE XIII
                                 ------------

     A. The affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of "Voting Stock" (as hereinafter defined) and the affirmative vote of the holders of not less than a majority of the outstanding shares of Voting Stock held by shareholders other than a "Principal Shareholder" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination," as defined and set forth below:

          1. Any merger, reorganization, or consolidation of the corporation or any of its "Affiliates" (as hereinafter defined) with or into any Principal Shareholder.

          2. Any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or in a series of related transaction) of all or a "Substantial Part" (as hereinafter defined) of the assets of the corporation or any of its Affiliates to any Principal Shareholder.

          3. Any sale, lease, exchange, or other transfer (in one transaction or in a series of related transactions) by any Principal Shareholder to the corporation or any of the corporation's Affiliates of any assets, cash, or securities in exchange for shares of Voting Stock (or of shares of stock of any of the corporation's Affiliates entitled to vote in the election of directors of such Affiliate or securities convertible into or exchangeable for shares of Voting Stock or such stock of an Affiliate, or options, warrants, or rights to purchase shares of Voting Stock or such stock of an Affiliate).

          4. The adoption at any time when there exists any Principal Shareholder of any plan or proposal for the liquidation or dissolution of the corporation.

          5. Any reclassification of securities (including any reverse stock split), recapitalization, or other transaction at any time when there exists any Principal Shareholder if such reclassification, recapitalization, or other transaction would result in a decrease in the number of holders of the outstanding shares of Voting Stock.

     The affirmative vote required by this Article shall be in addition to the vote of the holders of any class or series of stock of the corporation otherwise required by law, by any other Article of these Articles of Incorporation, as amended, by any resolution of the Board of Directors providing for the issuance of a class or series of stock, or by any agreement between the corporation and any national securities exchange.

     B.   For the purposes of this Article:

          1. The term "Principal Shareholder" shall mean and include any individual, corporation, partnership, or other person or entity which, together with its "Affiliates" and "Associates" (as defined on July 1, 1983, at Rule 12b-2 under the Securities Exchange Act of 1934), "beneficially owns" (as hereinafter defined) in the aggregate twenty percent (20%) or more of the outstanding shares of Voting Stock, and any Affiliate or Associate of any such individual, corporation, partnership, or other person or entity.

          2. The term "Substantial Part" shall mean more than twenty-five percent (25%) of the fair market value of the total assets of the corporation in question, as of the end of its most recent fiscal quarter ending prior to the time the determination is being made.

          3. The term "Voting Stock" shall mean stock of the corporation entitled to vote generally, other than in the election of directors.

          4. Any corporation, partnership, person, or entity will be deemed to be a "beneficial owner" of or to own beneficially any share or shares of stock of the corporation: (a) which it owns directly, whether or not of record; or (b) which it has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise, or which it has the right to vote pursuant to any agreement, arrangement, or understanding; or (c) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (b) above) by any Affiliate or Associate; or (d) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (b) above) by any other corporation, person, or entity with which it or any of its Affiliates or Associates have any agreement or arrangement or under-standing for the purpose of acquiring, holding, voting, or disposing of Voting Stock.

     For the purpose only of determining the percentage of the outstanding shares of Voting Stock which any corporation, partnership, person, or other entity beneficially owns, directly or indirectly, the outstanding shares of Voting Stock will be deemed to include any shares of Voting Stock which such corporation, partnership, person, or other entity beneficially owns pursuant to the foregoing provisions of this subsection (whether or not such shares of Voting Stock are in fact issued or outstanding), but shall not include any other shares of Voting Stock which may be issuable either immediately or at some future date pursuant to any agreement, arrangement, or understanding or upon exercise of conversion rights, exchange rights, warrants, options, or otherwise.

     C. The provisions of this Article shall not apply to a Business Combination which is approved by three-quarters (3/4) of those members of the Board of Directors who were directors prior to the time when the Principal Shareholder became a Principal Shareholder. The provisions of this Article also shall not apply to a Business Combination which (a) does not change any shareholder's percentage ownership in the shares of stock entitled to vote in the election of directors of any successor of the corporation from the percentage of the shares of Voting Stock owned by such shareholder; (b) provides for the provisions of this Article, without any amendment, change, alteration, or deletion, to apply to any successor to the corporation; and (c) does not transfer all or a Substantial Part of the corporation's assets other than to a wholly-owned subsidiary of the corporation; provided, however, that nothing contained in this section shall permit the corporation to issue any of its shares of Voting Stock or to transfer any of its assets to a wholly-owned subsidiary of the corporation if such issuance of shares of Voting Stock or transfer of assets is part of a plan to transfer such shares of Voting Stock or assets to a Principal Shareholder.

     D. Nothing contained in this Article shall be construed to relieve a Principal Shareholder from any fiduciary obligation imposed by law. In addition, nothing contained in this Article shall prevent any shareholders of the corporation from objecting to any Business Combination and from demanding any appraisal rights which may be available to such shareholder under the Nebraska Business Corporation Act, as such Act may be amended from time to time.

     E. No amendment, alteration, change, or repeal of any provision of this Article may be effected unless it is approved at a meeting of the corporation's shareholders called for that purpose. Notwithstanding any other provision of these Articles of Incorporation, the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of Voting Stock and the affirmative vote of the holders of not less than a majority of the outstanding shares of Voting Stock held by shareholders other than Principal Shareholders shall be required to amend, alter, change, or repeal, directly or indirectly, any provision of this Article.

                                  ARTICLE XIV
                                  -----------

     A. No "Business Combination" (as hereinafter defined) shall be effected unless all of the following conditions, to the extent applicable are fulfilled:

          1. The ratio of (a) the aggregate amount of the cash and the fair market value of the other consideration to be received per share by the holders of the common stock of the corporation (in the Business Combination to (b) the "Market Price" (as hereinafter defined) of the common stock of the corporation immediately prior to the announcement of the Business Combination or the solicitation of the holders of the common stock of the corporation regarding the Business Combination, whichever is first, shall be at least as great as the ratio of (a) the highest price per share previously paid by the "Principal Shareholder" (as hereinafter defined) (whether before or after it became a Principal Shareholder) for any of the shares of common stock of the corporation at any time beneficially owned, directly or indirectly, by the Principal Shareholder to (b) the Market Price of the common stock of the corporation on the trading date immediately prior to the earliest date on which the Principal Shareholder (whether before or after it became a Principal Shareholder) purchased any shares of common stock of the corporation during the two (2) year period prior to the date on which the Principal Shareholder acquired the shares of common stock of the corporation at any time owned by it for which it paid the highest price per share (or, if the Principal Shareholder did not purchase any shares of common stock of the corporation during such two (2) year period, the Market Price of the common stock of the corporation on the date two (2) years prior to the date on which the Principal Shareholder acquired the shares of common stock of the corporation at any time owned by it for which it paid the highest price per share).

          2. The aggregate amount of the cash and the fair market value of the other consideration to be received per share by the holders of the common stock of the corporation in the Business Combination shall be not less than the higher of (a) the highest price per share previously paid by the Principal Shareholder (whether before or after it became a Principal Shareholder) for any of the shares of common stock of the corporation at any time beneficially owned, directly or indirectly, by the Principal Shareholder, or (b) the earnings per share of the common stock of the corporation for the four (4) full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on the Business Combination multiplied by the price/earnings multiple of the common stock of the Principal Shareholder (as customarily computed and reported in the financial community) on such record date.

          3. The consideration to be received by the holders of the common stock of the corporation in the Business Combination shall be in the same form and of the same kind as the consideration paid by the Principal Shareholder in acquiring the majority of the shares of common stock of the corporation already beneficially owned, directly or indirectly, by the Principal Shareholder.

          4. The Principal Shareholder shall not have acquired from the corporation, directly or indirectly, any shares of "Voting Stock" (as hereinafter defined) except in a transaction to which this Article does not apply or in a Business Combination which satisfied all of the requirements of this Article.

          5. After the time when the Principal Shareholder became a Principal Shareholder, and prior to consummation of the Business Combination, the Principal Shareholder (a) shall not have received the benefit, directly or indirectly, of any loans, advances, extensions of credit, guarantees, pledges, or other financial assistance or tax benefits provided, directly or indirectly, by the corporation; (b) shall not have acquired, directly or indirectly, any newly issued shares of stock of the corporation (except upon conversion of convertible securities acquired by the Principal Shareholder prior to the time when it became a Principal Shareholder or except as a result of a pro rata stock dividend or stock split); and (c) shall not have acquired any additional shares of Voting Stock or securities convertible into Voting Stock except as part of the transaction pursuant to which the Principal Shareholder became a Principal Shareholder.

          6. A proxy statement complying with the requirements of the Securities Exchange Act of 1934, or any similar to superseding federal statute, as then in effect (whether or not the provisions of such act or statute shall be applicable to the corporation) shall be mailed to shareholders of the corporation for the purpose of soliciting approval of the Business Combination and shall contain therein, in a prominent place, a detailed statement showing that the Business Combination, if approved by the shareholders of the corporation, will comply with the terms and provisions of this Article.

     The conditions imposed by this Article shall be in addition to all other conditions (including, without limitation, the vote of the holders of any class or series of stock of the corporation) otherwise imposed by law, by any other Article of these Articles of Incorporation, as amended, by any resolution of the Board of Directors providing for the issuance of a class or series of stock, or by any agreement between the corporation and any national securities exchange.

     B. For the purpose of this Article, the definitions of "Business Combination," "Principal Shareholder," "Substantial Part," "Voting Stock," and "beneficial owner" set forth in Article XIII will apply to this Article.

     The "Market Price" of the common stock of the corporation shall be the mean between the high "bid" and the low "asked" prices of the common stock in the over-the-counter market on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which such shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") or other national quotation service. If the common stock of the corporation is not regularly traded in the over-the-counter market but is registered on a national securities exchange, the market value of the common stock shall mean the closing price of the common stock on such national securities exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by National Quotation Bureau, Incorporated or other national quotation service.

     C. The provisions of this Article shall not apply to a Business Combination which was approved by three-quarters (3/4) of those members of the Board of Directors who were directors prior to the time when the Principal Shareholder became a Principal Shareholder. The provisions of this Article also shall not apply to a Business Combination which (a) does not change any shareholder's percentage ownership in the shares of stock entitled to vote in the election of directors of any successor of the corporation from the percentage of the shares of Voting Stock beneficially owned by such shareholder;
(b) provides for the provisions of this Article, without any amendment, change, alteration, or deletion, to apply to any successor to the corporation; and (c) does not transfer all or a Substantial Part of the corporation's assets other than to a wholly-owned subsidiary of the corporation; provided, however, that nothing contained in this section shall permit the corporation to issue any of its shares of Voting Stock or to transfer any of its assets to a wholly-owned subsidiary of the corporation if such issuance of shares of Voting Stock or transfer of assets is part of a plan to transfer such shares of Voting Stock or assets to a Principal Shareholder.

     D. Nothing contained in this Article shall be construed to relieve a Principal Shareholder from any fiduciary obligation imposed by law. In addition, nothing contained in this Article shall prevent any shareholders of the corporation from objecting to any Business Combination and from demanding any appraisal rights which may be available to such shareholder under the Nebraska Business Corporation Act, as such Act may be amended from time to time.

     E. No amendment, alteration, change, or repeal of any provision of this Article may be effected unless it is approved at a meeting of the corporation's shareholders called for that purpose. Notwithstanding any other provision of these Articles of Incorporation, the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of Voting Stock and the affirmative vote of the holders of not less than a majority of the outstanding shares of Voting Stock held by shareholders other than Principal Shareholders shall be required to amend, alter, change, or repeal, directly or indirectly, any provision of this Article.

                                  ARTICLE XV
                                  ----------

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend or rescind any or all of the By-laws of the corporation.

     The By-Laws of the corporation shall not be made, repealed, altered, amended, or rescinded, either in whole or in part, by the shareholders of the corporation except by the affirmative vote of the holders of seventy-five percent (75%) or more of the total voting power of the outstanding shares of each class of capital stock of the corporation entitled to vote generally, other than in the election of directors.

                                  ARTICLE XVI
                                  -----------

     Notwithstanding any other provision of these Articles of Incorporation or of the By-Laws of the corporation (and notwithstanding the fact that some lesser voting percentage may be specified by law, by these Articles of Incorporation, or by the By-Laws of the corporation), Article VII (dealing with the number of directors of the corporation), Article VIII (dealing with the classified board),
Article IX (dealing with the removal of directors), Article X (dealing with filling vacancies on the Board of Directors and newly created directorships),
Article XI (dealing with the power to call special meetings of the shareholders), Article XII (dealing with the amount of stock which can be acquired), Article XIII (dealing with the approval of Business Combinations),
Article XIV (dealing with the Market Price of the stock involved in any combination), Article XV (dealing with the amendment of By-Laws by directors and by shareholders), and the provisions set forth in this Article XVI, may not be repealed or amended in any respect, unless such repeal or amendment is approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of all outstanding shares of stock of the corporation entitled to vote generally, other than in the election of directors, and the affirmative vote of the holders of not less than a majority of the outstanding shares of stock of the corporation entitled to vote generally, other than in the election of directors and other than Principal Shareholders (as defined in Article XIII).

                                 ARTICLE XVII
                                 ------------

     The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, subject to the provisions of Article XVI, and all rights conferred upon shareholders herein are subject to this reservation.

                                 ARTICLE XVIII
                                 -------------

     The address of the corporation's initial registered office is Commercial Federal Tower, 2120 South 72nd Street, Omaha, Nebraska 68124, and the name of the initial registered agent at such address shall be Donald L. Schinzel.

                                  ARTICLE XIX
                                  -----------

     The name and street address of the incorporator who shall direct the affairs of the corporation until the first meeting of shareholders is as follows:

                  NAME                             ADDRESS
                  ----                             -------

             Bruce D. Vosburg               1000 Woodmen Tower
                                            Omaha, Nebraska 68102

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